SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 18, 2026

PATRIOT NATIONAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Connecticut
(State or Other Jurisdiction of Incorporation)

000-29599	06-1559137
(Commission File Number)	(I.R.S. Employer Identification No.)

900 Bedford Street, Stamford, Connecticut 06901
(Address of Principal Executive Office) (Zip Code)

(203) 252-5900
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	PNBK	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 18, 2026, Patriot National Bancorp, Inc. (the “Company”) entered into Subordinated Note Purchase Agreements (collectively, the “Purchase Agreements”) with certain qualified institutional buyers (collectively, the “Purchasers”) pursuant to which the Company issued and sold $10.0 million in aggregate principal amount of its 8.5% Fixed to Floating Rate Subordinated Notes due in 2036 (the “Notes”).

The Notes mature on September 30, 2036 and bear interest at a fixed annual rate of 8.5%, payable semi-annually in arrears, to but excluding September 30, 2031. From and including September 30, 2031, to but excluding the maturity date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to the then current three-month Secured Overnight Financing Rate provided by the Federal Reserve Bank of New York (“SOFR”) (provided, however, that in the event three-month SOFR is less than zero, three-month SOFR shall be deemed to be zero) plus 416 basis points, payable quarterly in arrears. The Company is entitled to redeem the Notes, in whole or in part, at any time on or after September 30, 2031, and at any time in whole, but not in part, upon the occurrence of certain events. Any redemption of the Notes will be subject to prior regulatory approval to the extent required.

The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holders. The Notes are unsecured, subordinated obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiary of the Company. The Notes rank junior in right to payment to the Company’s current and future senior indebtedness. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes for the Company.

Performance Trust Capital Partners, LLC served as the sole placement agent and was advised by Luse Gorman, PC. Patriot National Bancorp, Inc. was advised by Windels Marx Lane & Mittendorf, LLP.

The form of Purchase Agreement and the form of Note are attached as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Purchase Agreements and the Notes are not complete and are qualified in their entirety by reference to the complete text of the relevant exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K and the full text of the form of Note, which are attached hereto as Exhibits 4.1 and 4.2, respectively, are incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits

4.1	Form of 8.5% Fixed to Floating Rate Subordinated Note due 2036 of Patriot National Bancorp, Inc. (included in Exhibit 10.1).

10.1	Form of Subordinated Note Purchase Agreement, dated as of September 16, 2026, by and among Patriot National Bancorp, Inc. and the several Purchasers identified therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT NATIONAL BANCORP, INC.

By: /s/ Carlos P. Salas
Name: Carlos P. Salas
Title: Chief Financial Officer

Date:                September 23, 2026